Exhibit 99.1

PJT Partners Inc. Reports First Quarter 2016 Results

Highlights

•	Total Revenues of $115.3 million for first quarter 2016 compared with $82.3 million for 2015, up 40%
o	Advisory Revenues of $81.6 million for first quarter 2016 compared with $58.7 million for 2015, up 39%
o	Placement Revenues of $32.0 million for first quarter 2016 compared with $23.1 million for 2015, up 38%
•	GAAP Net Income Attributable to PJT Partners Inc. of $0.3 million for first quarter 2016, or $0.01 per diluted share; Adjusted Net Income of $9.2 million, or $0.49 per diluted share
•	Strong balance sheet with $86.0 million of cash and cash equivalents and no debt at quarter-end

New York, May 9, 2016: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported its first quarter 2016 results. Total Revenues for the three months ended March 31, 2016 were $115.3 million compared with $82.3 million for the three months ended March 31, 2015. GAAP Pretax Income was $2.7 million for the three months ended March 31, 2016 compared with GAAP Pretax Loss of $14.7 million for the three months ended March 31, 2015. Adjusted Pretax Income was $20.9 million for the three months ended March 31, 2016 compared with Adjusted Pretax Loss of $2.1 million for the three months ended March 31, 2015. GAAP Net Income was $1.4 million for the three months ended March 31, 2016 compared with GAAP Net Loss of $16.1 million for the three months ended March 31, 2015. Adjusted Net Income was $19.0 million for the three months ended March 31, 2016 compared with Adjusted Net Loss of $2.8 million for the three months ended March 31, 2015.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “PJT Partners’ first quarter results reflect the positive momentum in our business. The significant growth in this quarter was driven by strong performance in both the Restructuring and Park Hill businesses while our Strategic Advisory business is well positioned for future growth. PJT Partners is executing on its strategy of building a leading global advisory-focused firm that can thrive in any market environment. We remain focused on attracting best-in-class talent with the right experience and skill set to further enhance our capabilities and enable us to better serve clients. Based on where we stand today, we continue to be confident in the near, intermediate and long-term prospects for our firm.”

The Company’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advises as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

The financial information and results presented below for the periods prior to October 1, 2015 reflect the historical results of operations of the strategic advisory services, restructuring and reorganization advisory services and Park Hill Group businesses of The Blackstone Group L.P. (“Blackstone”) prior to the formation of PJT Partners. The financial information for those periods discussed below and included in this earnings release may not necessarily reflect what our financial condition, results of operations or cash flows would have been had we been a stand-alone company during such periods or what our financial condition, results of operations and cash flows may be in the future.

GAAP and As Adjusted Financial Data (Unaudited)

The following table presents selected financial data on a GAAP and As Adjusted basis for the three months ended March 31, 2016 and 2015.

	Three Months Ended March 31,
	2016		2015		2016 vs. 2015
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)	GAAP	As Adjusted
	(Dollars in Thousands)
Revenues
Advisory	$81,554	$81,554	$58,674	$58,674	39%	39%
Placement	31,951	31,951	23,134	23,134	38%	38%
Interest Income and Other	1,799	1,799	517	517	248%	248%
Total Revenues	115,304	115,304	82,325	82,325	40%	40%
Expenses
Compensation and Benefits	88,171	72,803	79,635	67,731	11%	7%
Non-Compensation	24,400	21,599	17,379	16,716	40%	29%
Total Expenses	112,571	94,402	97,014	84,447	16%	12%
Income (Loss) Before Provision for Taxes	2,733	20,902	(14,689)	(2,122)	N/M	N/M
Provision for Taxes	1,302	1,952	1,418	674	-8%	190%
Net Income (Loss)	1,431	18,950	$(16,107)	$(2,796)	N/M	N/M
Net Income Attributable to Redeemable Non- Controlling Interests	1,176	9,768
Net Income Attributable to PJT Partners Inc.	$255	$9,182
Net Income Per Share of Class A Common Stock
Basic	$0.01	$0.50
Diluted	$0.01	$0.49

__________________________

N/MNot meaningful.

(a)See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

Revenues

For the three months ended March 31, 2016, Total Revenues were $115.3 million compared with $82.3 million for the three months ended March 31, 2015, an increase of 40%. Advisory Revenues were $81.6 million for the three months ended March 31, 2016 compared with $58.7 million for the three months ended March 31, 2015, an increase of 39%. The increase in Advisory Revenues was primarily driven by an increase in restructuring activity, resulting in an increase in the number and size of transactions that closed during the quarter. Placement Revenues were $32.0 million for the three months ended March 31, 2016 compared with $23.1 million for the three months ended March 31, 2015, an increase of 38%. The increase in Placement Revenues was primarily due to an increase in the number and size of transactions that closed during the quarter.

Expenses

The following table sets forth information relating to the Company’s expenses:

	Three Months Ended March 31,
	2016		2015
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
	(Dollars in Thousands)
Expenses
Compensation and Benefits	$88,171	$72,803	$79,635	$67,731
% of Revenues	76%	63%	97%	82%
Non-Compensation	$24,400	$21,599	$17,379	$16,716
% of Revenues	21%	19%	21%	20%
Total Expenses	$112,571	$94,402	$97,014	$84,447
% of Revenues	98%	82%	118%	103%
Income (Loss) Before Provision for Taxes	$2,733	$20,902	$(14,689)	$(2,122)
% of Revenues	2%	18%	-18%	-3%

__________________________

(a) See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

Adjusted Compensation and Benefits Expense was $72.8 million for the three months ended March 31, 2016, or 63% of revenues, compared with $67.7 million for the three months ended March 31, 2015, or 82% of revenues. The increase in Adjusted Compensation and Benefits Expense was primarily due to increases in both headcount and revenues compared with the three months ended March 31, 2015.

Adjusted Non-Compensation Expense was $21.6 million for the three months ended March 31, 2016, or 19% of revenues, compared with $16.7 million for the three months ended March 31, 2015, or 20% of revenues. The increase in Adjusted Non-Compensation Expense was primarily due to an increase in rent expense as well as increases in legal and other professional services expenses and communications and information services expenses incurred in connection with the Company’s operation as a stand-alone public company since October 1, 2015 as well as the continued growth of the firm. Additionally, the increase in Non-Compensation Expense for the three months ended March 31, 2016 reflects a $3.3 million charge as well as increased professional fees related to the Caspersen matter discussed in our Form 8-K filed on April 8, 2016. The $3.3 million charge includes an offset for insurance recovery deemed to be probable of receipt.

Provision for Taxes

Prior to October 1, 2015, the Company’s operations were included in Blackstone subsidiaries’ U.S. federal, state and foreign tax returns. As a stand-alone entity, the Company’s deferred taxes and effective tax rate may differ from those in historical periods.

The GAAP Provision for Taxes was $1.3 million for the three months ended March 31, 2016 compared with $1.4 million for the three months ended March 31, 2015. The effective tax rate for the three months ended March 31, 2016 was 47.6% compared with -9.7% for the three months ended March 31, 2015. The effective tax rate increased primarily due to federal and state income tax expense accrued for the Company as a publicly traded corporation (effective October 1, 2015). The effective tax rate on Adjusted Net Income was 9.3% for the three months ended March 31, 2016.

Capital Management and Balance Sheet

As of March 31, 2016, the Company held cash and cash equivalents of $86.0 million and there was no debt on the balance sheet.

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on June 22, 2016 to Class A common stockholders of record on June 8, 2016.

Quarterly Investor Call Details

PJT Partners will host a conference call on May 9, 2016 at 8:30 a.m. ET to discuss first quarter results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 339-2688 (U.S. domestic) or +1 (617) 847‑3007 (international), passcode 385 268 64#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 654 623 97#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a balanced portfolio of advisory services designed to help our clients realize major corporate milestones and solve complex issues. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the information concerning our results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the United States Securities and Exchange Commission (“SEC”) on February 29, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following measures represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted Net Income (Loss)

We believe Adjusted Net Income (Loss) is a key performance measure of value creation, a benchmark of performance and a key indicator in making resource allocation and compensation decisions. We believe that the Adjusted Net Income (Loss) measure, and adjustments thereto, when presented in conjunction with comparable GAAP measures, is useful to investors to understand the Company’s operating results by removing the significant accounting impact of transaction-based equity-based compensation charges and amortization of intangible assets associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP. Additionally, for periods after October 1, 2015, the Adjusted Net Income (Loss) measure excludes equity-based compensation expense associated with Partnership Units with both time-based vesting and market conditions and retention awards granted in connection with the spin-off. Adjusted Net Income (Loss) is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Net Income (Loss). A reconciliation of GAAP results to Adjusted Net Income (Loss) is presented in the Appendix.

In the interest of limiting the adjustments to GAAP results reflected in Adjusted Net Income (Loss) to only the most significant items, the Company amended its definition of Adjusted Net Income (Loss) in the third quarter of 2015 to no longer exclude certain transaction-related non-compensation expenses associated with the spin-off. Adjusted Net Income (Loss) amounts presented for prior periods have been conformed to this presentation.

Adjusted Compensation and Benefits Expense

We believe Adjusted Compensation and Benefits Expense is a key performance measure in making resource allocation and compensation decisions. We believe that Adjusted Compensation and Benefits Expense, when presented in conjunction with comparable GAAP measures, is useful to investors to understand the Company’s overall compensation expense by removing the significant accounting impact of transaction-based equity-based compensation charges associated with Blackstone’s IPO (for periods through the third quarter of 2015) and the spin-off. Adjusted Compensation and Benefits Expense is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Compensation and Benefits Expense. A reconciliation of GAAP Compensation and Benefits Expense to Adjusted Compensation and Benefits Expense is presented in the Appendix.

Adjusted Non-Compensation Expense

We believe Adjusted Non-Compensation Expense is a key performance measure in making resource allocation decisions. We believe that Adjusted Non-Compensation Expense, when presented in conjunction with comparable GAAP measures, is useful to investors to understand the Company’s non-compensation expenses by removing the significant accounting impact of amortization expense associated with intangible assets related to Blackstone’s IPO and the acquisition of PJT Capital LP. Adjusted Non-Compensation Expense is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Non-Compensation Expense, which is comprised of all expense financial statement captions except Compensation and Benefits Expense. A reconciliation of GAAP Non-Compensation Expense to Adjusted Non-Compensation Expense is presented in the Appendix.

Investor Relations Contact

Sharon Pearson

PJT Partners Inc.

Tel: +1 (212) 364-7120

pearson@pjtpartners.com

Media Contact

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449

Appendix

GAAP Condensed Consolidated and Combined Statements of Operations (unaudited)

Reconciliation of GAAP to As Adjusted Financial Data (unaudited)

PJT Partners Inc.

GAAP Condensed Consolidated and Combined Statements of Operations (unaudited)

	Three Months Ended March 31,
	2016	2015
	(Dollars in Thousands)
Revenues
Advisory	$81,554	$58,674
Placement	31,951	23,134
Interest Income and Other	1,799	517
Total Revenues	115,304	82,325
Expenses
Compensation and Benefits	88,171	79,635
Occupancy and Related	6,418	5,282
Travel and Related	2,745	3,304
Professional Fees	3,496	2,529
Communications and Information Services	2,053	1,406
Depreciation and Amortization	3,901	1,527
Other Expenses	5,787	3,331
Total Expenses	112,571	97,014
Income (Loss) Before Provision for Taxes	2,733	(14,689)
Provision for Taxes	1,302	1,418
Net Income (Loss)	1,431	$(16,107)
Net Income Attributable to Redeemable Non-Controlling Interests	1,176
Net Income Attributable to PJT Partners Inc.	$255
Net Income Per Share of Class A Common Stock — Basic and Diluted	$0.01
Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,261,984

PJT Partners Inc.

Reconciliation of GAAP to As Adjusted Financial Data (unaudited)

	Three Months Ended March 31,
	2016			2015
	GAAP	Transactional Adjustments (a)	As Adjusted	GAAP	Transactional Adjustments (a)	As Adjusted
	(Dollars in Thousands)

Revenues	$115,304	$—	$115,304	$82,325	$—	$82,325
Expenses
Compensation and Benefits	88,171	(15,368)	72,803	79,635	(11,904)	67,731
Non-Compensation	24,400	(2,801)	21,599	17,379	(663)	16,716
Total Expenses	112,571	(18,169)	94,402	97,014	(12,567)	84,447
Income (Loss) Before Provision for Taxes	2,733	18,169	20,902	(14,689)	12,567	(2,122)
Provision for Taxes	1,302	650	1,952	1,418	(744)	674
Net Income (Loss)	1,431	17,519	18,950	$(16,107)	$13,311	$(2,796)
Net Income Attributable to Redeemable Non-Controlling Interests	1,176	8,592	9,768
Net Income Attributable to PJT Partners Inc.	$255	$8,927	$9,182
Net Income Per Share of Class A Common Stock
Basic	$0.01		$0.50
Diluted	$0.01		$0.49
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	18,261,984		18,261,984
Diluted	18,261,984		19,448,903

__________________________

(a)

These adjustments add back certain transactional amounts related to Blackstone’s IPO in 2007 and the spin-off from Blackstone on October 1, 2015. The adjustment to Compensation and Benefits relates principally to equity-based compensation charges. An adjustment has been made for equity-based compensation charges associated with the vesting during the periods presented of awards granted in connection with the Blackstone IPO in 2007 and severance incurred in connection with the spin-off (for periods through the third quarter of 2015). Additionally, for periods after October 1, 2015, the transactional equity-based compensation adjustment includes equity compensation expense associated with Partnership Units with both time-based vesting and market conditions and retention awards granted in connection with the spin-off. This adjustment also adds back to Non-Compensation Expense amounts for the amortization of intangible assets which are associated with Blackstone’s IPO and amortization related to intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015. An adjustment is also made such that taxes represent the total GAAP tax provision adjusted to include only current income taxes.

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2016 for both basic and diluted shares. The table also provides a fully diluted weighted-average share count assuming that all Partnership Units in PJT Partners Holdings LP were converted to shares of Class A common stock:

Shares of Class A Common Stock Outstanding	17,966,456
Unvested Restricted Stock Units — No Service Requirement	295,528
Basic Shares Outstanding, GAAP	18,261,984
Dilution Impact — Treasury Method (a)	1,186,919
Diluted Shares Outstanding, GAAP	19,448,903
Potential Common Shares - Anti-Dilutive:
Partnership Units (b)	16,123,221
Participating Restricted Stock Units	789,924
Fully Diluted Shares Outstanding (c)	36,362,048

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(a)	Represents amount of dilutive shares calculated under the treasury method of the 4.7 million unvested, non-participating restricted stock units that have a remaining service requirement.
(b)	Excluded from Fully Diluted Shares Outstanding are 6.5 million unvested Partnership Units in PJT Partners Holdings LP that have yet to satisfy market conditions.
(c)	Assuming all Partnership Units and unvested participating restricted stock units were converted to shares of Class A common stock, there would be 39.8 million shares outstanding at March 31, 2016.